As filed with the U.S. Securities and Exchange Commission on July 25, 2014
Registration No. 333-196910

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNOCOLL AG
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Federal Republic of Germany	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Innocoll AG
Midlands Innovation and Research Centre
Dublin Road, Athlone
County Westmeath
Ireland
+353 (0) 90 6486834
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Michael Myers, Ph.D.
42662 Kitchen Prim Court
Ashburn, Virginia 20148
(703) 980-4182
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Baumel, Esq. Kristina E. Beirne, Esq. Anthony D. Foti, Esq. Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700	Michael D. Maline, Esq. Thomas S. Levato, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement amends the Registration Statement initially publicly filed in Form F-1 with the U.S. Securities and Exchange Commission on June 19, 2014. The Registration Statement was declared effective on July 24, 2014. This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purposes of amending Item 8 of Part II and filing an exhibit indicated in such item. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement consists only of the facing page, this explanatory note, Item 8 of Part II, the signature pages, the exhibit index and an exhibit. No changes are being made to Part I or Items 6, 7 or 9 of Part II by this filing.
1

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Exhibits and Financial Statement Schedules.
(a) Exhibits.

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1*	Articles of Association of Innocoll AG
3.2*	Rules of Procedure of the Supervisory Board of Innocoll AG
3.3*	Rules of Procedure of the Management Board of Innocoll AG
4.1*	Form of specimen of ordinary registered share certificate and English translation
4.2*	Form of Deposit Agreement
4.3*	Form of American Depositary Receipt (included in Exhibit 4.2)
5.1**	Opinion of Salans FMC SNR Denton Europe LLP
8.1*	Opinion of Dentons US LLP as to U.S. tax matters
8.2*	Opinion of Salans FMC SNR Denton Europe LLP as to German tax matters
8.3*	Opinion of William Fry as to Irish tax matters
10.1#*	License and Supply Agreement, dated August 14, 2013, between Innocoll Pharmaceuticals Ltd. and Takeda GmbH, an affiliate of Takeda Pharmaceutical Company Limited, as amended on March 19, 2014
10.2#*	Licensing, Manufacturing and Supply Agreement, dated October 12, 2011, between Innocoll Pharmaceuticals Ltd. and Pioneer Pharma Co. Ltd., as amended on August 6, 2012
10.3#*	Exclusive Distribution Agreement, dated April 3, 2013, between Innocoll Pharmaceuticals Ltd. and Biomet 3i, LLC
10.4#*
Manufacture and Supply Agreement, dated August 17, 2007, among Innocoll Pharmaceuticals Ltd., Syntacoll AG and EUSA Pharma (Europe) Limited (later acquired by Jazz Pharmaceuticals), as amended and restated on April 27, 2010

10.5#*
Manufacturing and Supply Agreement, dated June 1, 2004, between Innocoll Technologies Ltd., and Biomet Orthopedics Switzerland GmbH, as amended on January 1, 2006, December 15, 2009, September 1, 2010, April 1, 2011, March 15, 2012, March 1, 2013 and July 26, 2013

10.6#*	Licensing, Manufacturing and Supply Agreement, dated December 5, 2011, between Innocoll Pharmaceuticals Ltd. and Saudi Centre for Pharmaceuticals
10.7*	Form of Supervisory Board Member Nomination Agreement among Innocoll AG, Sofinnova Venture Partners VIII, L.P. and certain existing shareholders of Innocoll AG
10.8†*	Form of Innocoll GmbH Option Agreement, as amended and restated
10.9†*	Form of Innocoll AG Restricted Share Award Agreement
10.10†*	Form of Innocoll AG Phantom Share Award Agreement
10.11†*	Employment Agreement by and between Michael Myers, Ph.D. and Innocoll, Inc., dated July 28, 2003
10.12†*	Employment Agreement by and between Gordon Dunn and Innocoll Pharmaceuticals Ltd., dated June 1, 2013
10.13†*	Employment Agreement by and between David Prior, Ph.D. and Innocoll, Inc., dated January 12, 2004
10.14†*	Employment Agreement by and between Denise Carter and Innocoll, Inc., dated June 6, 2003
10.15†*	Employment Agreement by and between James Croke and Innocoll Holdings, Inc., dated August 21, 2009
10.16†*	Employment Agreement by and between Alexandra Dietrich, Ph.D. (formerly Alexandra Timm, Ph.D.) and Syntacoll GmbH, dated as of June 29, 2007

Exhibit Number	Description of Exhibit
10.17#*	Lease Agreement between Karl Sipmeier and Syntacoll GmbH, dated December 17, 2009 (English translation)
10.18*	Lease Agreement between Athlone Institute of Technology and Innocoll Technologies Ltd., dated November 24, 2008
16.1*	Letter from KPMG, dated July 8, 2014, addressed to the SEC provided in connection with change in registered public accounting firm
21.1*	List of Subsidiaries
23.1**	Consent of Salans FMC SNR Denton Europe LLP (included in Exhibit 5.1 and Exhibit 8.2)
23.2*	Consent of Dentons US LLP (included in Exhibit 8.1)
23.3*	Consent of William Fry (included in Exhibit 8.3)
23.4*	Consent of Grant Thornton, independent registered public accounting firm
24.1*	Powers of Attorney
24.2*	Power of Attorney of Shumeet Banerji, Ph.D.

*
  Previously filed.
**
  Filed herewith.
#
  Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933.
†
  Indicates management contract or compensatory plan.
(b) Financial Statement Schedules.   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athlone, Ireland, on this 25th day of July, 2014.

INNOCOLL AG
By:	/s/ Michael Myers, Ph.D.
Michael Myers, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Michael Myers, Ph.D. Michael Myers, Ph.D.	Chief Executive Officer and Chairperson of management board (Principal executive officer)	July 25, 2014
/s/ Gordon Dunn Gordon Dunn	Chief Financial Officer and member of management board (Principal financial and accounting officer)	July 25, 2014
* Jonathan Symonds, CBE	Chairperson of supervisory board	July 25, 2014
* Shumeet Banerji, Ph.D.	Vice chairperson of supervisory board	July 25, 2014
* A. James Culverwell	Member of supervisory board	July 25, 2014
* David R. Brennan	Member of supervisory board	July 25, 2014
* Rolf D. Schmidt	Member of supervisory board	July 25, 2014
* Anthony H. Wild, Ph.D.	Member of supervisory board	July 25, 2014

*By:	/s/ Michael Myers, Ph.D.
Michael Myers, Ph.D.
As Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the United States Securities Act of 1933, as amended, the undersigned, the registrant’s duly authorized representative in the United States has signed this Registration Statement on this 25th day of July, 2014.

INNOCOLL AG
By:	/s/ Michael Myers, Ph.D.
Michael Myers, Ph.D.
Service of Process Officer

Exhibit Index

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1*	Articles of Association of Innocoll AG
3.2*	Rules of Procedure of the Supervisory Board of Innocoll AG
3.3*	Rules of Procedure of the Management Board of Innocoll AG
4.1*	Form of specimen of ordinary registered share certificate and English translation
4.2*	Form of Deposit Agreement
4.3*	Form of American Depositary Receipt (included in Exhibit 4.2)
5.1**	Opinion of Salans FMC SNR Denton Europe LLP
8.1*	Opinion of Dentons US LLP as to U.S. tax matters
8.2*	Opinion of Salans FMC SNR Denton Europe LLP as to German tax matters
8.3*	Opinion of William Fry as to Irish tax matters
10.1#*	License and Supply Agreement, dated August 14, 2013, between Innocoll Pharmaceuticals Ltd. and Takeda GmbH, an affiliate of Takeda Pharmaceutical Company Limited, as amended on March 19, 2014
10.2#*	Licensing, Manufacturing and Supply Agreement, dated October 12, 2011, between Innocoll Pharmaceuticals Ltd. and Pioneer Pharma Co. Ltd., as amended on August 6, 2012
10.3#*	Exclusive Distribution Agreement, dated April 3, 2013, between Innocoll Pharmaceuticals Ltd. and Biomet 3i, LLC
10.4#*
Manufacture and Supply Agreement, dated August 17, 2007, among Innocoll Pharmaceuticals Ltd., Syntacoll AG and EUSA Pharma (Europe) Limited (later acquired by Jazz Pharmaceuticals), as amended and restated on April 27, 2010

10.5#*
Manufacturing and Supply Agreement, dated June 1, 2004, between Innocoll Technologies Ltd., and Biomet Orthopedics Switzerland GmbH, as amended on January 1, 2006, December 15, 2009, September 1, 2010, April 1, 2011, March 15, 2012, March 1, 2013 and July 26, 2013

10.6#*	Licensing, Manufacturing and Supply Agreement, dated December 5, 2011, between Innocoll Pharmaceuticals Ltd. and Saudi Centre for Pharmaceuticals
10.7*	Form of Supervisory Board Member Nomination Agreement among Innocoll AG, Sofinnova Venture Partners VIII, L.P. and certain existing shareholders of Innocoll AG
10.8†*	Form of Innocoll GmbH Option Agreement, as amended and restated
10.9†*	Form of Innocoll AG Restricted Share Award Agreement
10.10†*	Form of Innocoll AG Phantom Share Award Agreement
10.11†*	Employment Agreement by and between Michael Myers, Ph.D. and Innocoll, Inc., dated July 28, 2003
10.12†*	Employment Agreement by and between Gordon Dunn and Innocoll Pharmaceuticals Ltd., dated June 1, 2013
10.13†*	Employment Agreement by and between David Prior, Ph.D. and Innocoll, Inc., dated January 12, 2004
10.14†*	Employment Agreement by and between Denise Carter and Innocoll, Inc., dated June 6, 2003
10.15†*	Employment Agreement by and between James Croke and Innocoll Holdings, Inc., dated August 21, 2009
10.16†*	Employment Agreement by and between Alexandra Dietrich, Ph.D. (formerly Alexandra Timm, Ph.D.) and Syntacoll GmbH, dated as of April 1, 2007
10.17#*	Lease Agreement between Karl Sipmeier and Syntacoll GmbH, dated December 17, 2009 (English translation)
10.18*	Lease Agreement between Athlone Institute of Technology and Innocoll Technologies Ltd., dated November 24, 2008

Exhibit Number	Description of Exhibit
16.1*	Letter from KPMG, dated July 8, 2014, addressed to the SEC provided in connection with change in registered public accounting firm
21.1*	List of Subsidiaries
23.1**	Consent of Salans FMC SNR Denton Europe LLP (included in Exhibit 5.1 and Exhibit 8.2)
23.2*	Consent of Dentons US LLP (included in Exhibit 8.1)
23.3*	Consent of William Fry (included in Exhibit 8.3)
23.4*	Consent of Grant Thornton, independent registered public accounting firm
24.1*	Powers of Attorney
24.2*	Power of Attorney of Shumeet Banerji, Ph.D.

*
  Previously filed.
**
  Filed herewith.
#
  Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933.
†
  Indicates management contract or compensatory plan.